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                                                                    EXHIBIT 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our report dated February 16, 1994, accompanying the consolidated financial statements and schedules of Michael Foods, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1993 which is incorporated by reference in this Registration Statement on Form S-8 and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report.






                                             /s/ GRANT THORNTON LLP

                                             GRANT THORNTON LLP



Minneapolis, Minnesota
February 15, 1995